Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter and Annual 2016 Results

Wakefield, MA—February 14, 2017—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT:  FSP), a real estate investment trust (REIT), announced its results for the fourth quarter and year ended December 31, 2016.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As 2017 begins, FSP expects to see Funds From Operations (FFO) growth for the full year, resulting in between $1.04 and $1.09 per fully diluted share.  We expect growth to be led by contributions from increased leasing activity at our properties, full year contribution from our 2016 acquisitions and anticipated successful results from our redevelopment of 801 Marquette in downtown Minneapolis.  Over the past several years, the portfolio transition efforts at FSP have resulted in positioning a significant portion of our portfolio into more urban and infill locations.  Over 75% of our portfolio is now located within our five core markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  We are optimistic about our prospects for long-term growth and look forward with anticipation to 2017 and beyond.”

Highlights

•

FFO was $26.9 million and $106.3 million or $0.25 and $1.03 per share for the fourth quarter and year ended December 31, 2016, respectively.  Net Income was $1.7 million and $8.4 million or $0.02 and $0.08 per share for the fourth quarter and year ended December 31, 2016, respectively.

•

We are maintaining our full year FFO guidance for 2017 to be in the range of approximately $1.04 to $1.09 per diluted share and, for the first quarter of 2017, we estimate FFO to be in the range of approximately $0.25 to $0.26 per diluted share.

•	Adjusted Funds From Operations (AFFO) was $0.13 and $0.70 per diluted share for the fourth quarter and year ended December 31, 2016.
•	Portfolio was approximately 89.3% leased as of December 31, 2016.
•

On December 1, 2016, we acquired an approximately 613,527 square foot property known as Dominion Towers located at 600 17th Street in Denver, Colorado for approximately $154 million.  We funded the acquisition with the proceeds of a $150 million unsecured, two-year bridge loan that closed on November 30, 2016 and existing cash on hand.

•

On December 16, 2016, we sold a property located in Federal Way, Washington and received approximately $7.3 million in net proceeds, and on January 6, 2017, we sold a property located in Milpitas, California and received approximately $6.2 million in net proceeds.

Leasing and Development Update

•	Our directly owned real estate portfolio of 36 properties totaling approximately 10.2 million square feet was approximately 89.3% leased as of December 31, 2016.
•

During the quarter, we leased approximately 325,000 square feet, of which approximately 88,000 square feet was with new tenants.  During 2016, we leased approximately 1,194,000 square feet, which represents nearly 12% of the total portfolio.  Renewals accounted for approximately 75%, or approximately 895,000 square feet of the total leasing during 2016.

•	Executed an expansion and extension with Alliance Data Systems, the anchor tenant at One Legacy Circle in Plano, Texas, for approximately 107,700 square feet until June 2026.
•	The 801 Marquette Avenue demolition is complete and the building is open for tours. Delivery of the completed project is expected by the end of the second quarter of 2017. Leasing activity and market/tenant reception have been positive to date.

Acquisition and Disposition Update

•

On December 1, 2016, FSP expanded its presence in downtown Denver, Colorado to nearly two million square feet with the off market acquisition of the approximately 613,527 square foot property known as Dominion Towers located at 600 17th Street, for approximately $154 million.

•

On December 16, 2016, FSP sold its approximately 117,000 square foot office property located in Federal Way, Washington, which was our only property remaining in that market for approximately $7.3 million in net proceeds.

•

On January 6, 2017, FSP sold its approximately 36,000 square foot office property in Milpitas, California, which was our only property remaining in that market for approximately $6.2 million in net proceeds.

•	Although substantially complete, FSP will continue to transition out of remaining non-core assets when appropriate values/pricing are achieved.

Dividend Update

On January 6, 2017, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended December 31, 2016 of $0.19 per share of common stock that will be paid on February 9, 2017 to stockholders of record on January 20, 2017.

Non-GAAP Financial Information

A reconciliation of Net Income to FFO and AFFO and our definitions of FFO and AFFO can be found on Supplementary Schedule H.

FFO Guidance

We are maintaining our full year FFO guidance for 2017 to be in the range of approximately $1.04 to $1.09 per diluted share and, for the first quarter of 2017, we estimate FFO to be in the range of approximately $0.25 to $0.26 per diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and general and administrative expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of December 31, 2016.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

______________________________________________________________________________________

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for February 15, 2017 at 10:00 a.m. (ET) to discuss the fourth quarter and year-end 2016 results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as expectations for FFO in future periods and the timing and impact of the ongoing redevelopment of the 801 Marquette Avenue property, that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2016	2015	2016	2015

Revenue:
Rental	$64,611	$59,656	$244,349	$237,856
Related party revenue:
Management fees and interest income from loans	1,357	1,575	5,465	5,930
Other	20	19	74	81
Total revenue	65,988	61,250	249,888	243,867

Expenses:
Real estate operating expenses	18,209	15,939	65,335	61,890
Real estate taxes and insurance	10,618	9,202	40,140	38,660
Depreciation and amortization	24,957	22,569	93,052	91,359
Selling, general and administrative	3,683	3,128	14,126	13,291
Interest	6,931	6,455	26,548	25,432
Total expenses	64,398	57,293	239,201	230,632

Income before interest income, equity in losses of non-consolidated REITs, other, gain (loss) on sale of properties and property held for sale, less applicable income tax and taxes	1,590	3,957	10,687	13,235
Interest income	—	—	—	1
Equity in losses of non-consolidated REITs	(263)	(807)	(831)	(1,451)
Other	2,266	—	1,878	—
Gain (loss) on sale of properties and property held for sale, less applicable income tax	(1,772)	12,251	(2,938)	23,662

Income before taxes on income	1,821	15,401	8,796	35,447
Taxes on income	92	(11)	418	433
Net income	$1,729	$15,412	$8,378	$35,014

Weighted average number of shares outstanding, basic and diluted	107,231	100,187	102,843	100,187

Net income per share, basic and diluted	$0.02	$0.15	$0.08	$0.35

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share and par value amounts)	2016	2015
Assets:
Real estate assets:
Land	$196,178	$170,021
Buildings and improvements	1,822,183	1,637,066
Fixtures and equipment	4,136	2,528
	2,022,497	1,809,615
Less accumulated depreciation	337,228	299,991
Real estate assets, net	1,685,269	1,509,624
Acquired real estate leases, less accumulated amortization of $112,441 and $112,844, respectively	125,491	108,046
Investment in non-consolidated REITs	75,165	77,019
Asset held for sale	3,871	—
Cash and cash equivalents	9,335	18,163
Restricted cash	31	23
Tenant rent receivables, less allowance for doubtful accounts of $100 and $130, respectively	3,113	2,898
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $50, respectively	50,930	48,502
Prepaid expenses and other assets	5,231	5,484
Related party mortgage loan receivables	81,780	118,641
Other assets: derivative asset	12,907	1,132
Office computers and furniture, net of accumulated depreciation of $1,277 and $1,333, respectively	313	484
Deferred leasing commissions, net of accumulated amortization of $18,301 and $20,002, respectively	34,697	28,999
Total assets	$2,088,133	$1,919,015

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$280,000	$290,000
Term loans payable, less unamortized financing costs of $4,783 and $2,353, respectively	765,217	617,647
Accounts payable and accrued expenses	57,259	49,489
Accrued compensation	3,784	3,726
Tenant security deposits	5,355	4,829
Other liabilities: derivative liabilities	5,551	8,243
Acquired unfavorable real estate leases, less accumulated amortization of $8,422 and $9,368, respectively	8,923	9,425
Total liabilities	1,126,089	983,359

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,231,155 and 100,187,405 shares issued and outstanding, respectively	11	10
Additional paid-in capital	1,356,457	1,273,556
Accumulated other comprehensive loss	5,478	(7,111)
Accumulated distributions in excess of accumulated earnings	(399,902)	(330,799)
Total stockholders’ equity	962,044	935,656
Total liabilities and stockholders’ equity	$2,088,133	$1,919,015

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Year Ended
	December 31,
(in thousands)	2016	2015
Cash flows from operating activities:
Net income	$8,378	$35,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	95,243	93,426
Amortization of above market lease	(496)	(158)
Equity in losses of non-consolidated REITs	831	1,451
Hedge ineffectiveness	(1,878)	—
Gain (loss) on sale of properties, less applicable income tax	2,938	(23,662)
Increase (decrease) in allowance for doubtful accounts	(30)	(195)
Changes in operating assets and liabilities:
Restricted cash	(8)	719
Tenant rent receivables	(185)	2,030
Straight-line rents	(1,977)	(2,448)
Lease acquisition costs	(1,095)	(1,487)
Prepaid expenses and other assets	(721)	422
Accounts payable, accrued expenses and other items	5,751	5,505
Accrued compensation	58	(32)
Tenant security deposits	526	581
Payment of deferred leasing commissions	(12,965)	(8,276)
Net cash provided by operating activities	94,370	102,890
Cash flows from investing activities:
Property acquisitions	(221,119)	(66,104)
Acquired real estate leases	(51,509)	(10,604)
Property improvements, fixtures and equipment	(37,490)	(21,929)
Distributions in excess of earnings from non-consolidated REITs	1,023	107
Repayment of related party mortgage loan receivable	39,861	—
Investment in related party mortgage loan receivable	(3,000)	(25,000)
Proceeds received on sales of real estate assets	27,262	85,426
Net cash used in investing activities	(244,972)	(38,104)
Cash flows from financing activities:
Distributions to stockholders	(77,481)	(76,142)
Proceeds from equity offering	83,511	—
Offering costs	(609)	—
Borrowings under bank note payable	175,000	110,000
Repayments of bank note payable	(185,000)	(88,000)
Borrowing of term loan payable	150,000	—
Deferred financing costs	(3,647)	—
Net cash provided by (used in) financing activities	141,774	(54,142)
Net increase (decrease) in cash and cash equivalents	(8,828)	10,644
Cash and cash equivalents, beginning of year	18,163	7,519
Cash and cash equivalents, end of period	$9,335	$18,163

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2017	704,297	6.9%
2018	1,219,193	12.0%
2019	1,359,362	13.4%
2020	1,017,262	10.0%
2021	856,990	8.4%
Thereafter (2)	5,006,511	49.3%
	10,163,615	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,086,285 square feet of current vacancies.

(dollars & square feet in 000's)	As of December 31, 2016
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	9	$357,151	21.3%	2,417	23.8%
Colorado	6	545,708	32.5%	2,607	25.7%
Georgia	5	324,796	19.4%	1,998	19.7%
Virginia	4	90,478	5.4%	685	6.7%
Minnesota (a)	2	91,645	5.5%	632	6.2%
North Carolina	2	53,656	3.2%	322	3.2%
Missouri	2	49,137	2.9%	352	3.4%
Illinois	2	44,450	2.7%	372	3.6%
Maryland	1	49,394	2.9%	325	3.2%
Florida	1	40,507	2.4%	213	2.1%
Indiana	1	30,084	1.8%	205	2.0%
California (b)	1	—	—	36	0.4%
Total	36	$1,677,006	100.0%	10,164	100.0%

(a)	Excludes approximately $8,263, which is our investment in a property being redeveloped.
(b)	Excludes asset held for sale of $3,871, which was sold on January 6, 2017.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

Owned Portfolio

(in thousands)	For the Three Months Ended				Year ended
	31-Mar-16	30-Jun-16	30-Sep-16	31-Dec-16	31-Dec-16
Tenant improvements	$1,929	$1,329	$3,325	$7,885	$14,468
Deferred leasing costs	1,613	4,966	2,247	3,783	12,609
Non-investment capex	438	1,052	2,211	1,842	5,543
	$3,980	$7,347	$7,783	$13,510	$32,620

	For the Three Months Ended:				Year ended
	31-Mar-15	30-Jun-15	30-Sep-15	31-Dec-15	31-Dec-15
Tenant improvements	$2,936	$3,420	$1,794	$3,788	$11,938
Deferred leasing costs	830	1,539	1,490	3,952	7,811
Non-investment capex	643	1,411	1,090	1,162	4,306
	$4,409	$6,370	$4,374	$8,902	$24,055

Square foot & leased percentages	December 31,	December 31,
	2016	2015
Owned portfolio of commercial real estate
Number of properties (a)	36	36
Square feet	10,163,615	9,494,953
Leased percentage	89.3%	91.6%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,396,071	1,396,071
Leased percentage	78.1%	73.5%

Single Asset REITs (SARs) managed
Number of properties	5	7
Square feet	1,075,135	1,487,026
Leased percentage	89.6%	77.0%

Total owned, investments & managed properties
Number of properties	43	45
Square feet	12,634,821	12,378,050
Leased percentage	88.1%	87.8%
(a)	Excludes property in redevelopment in 2016.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Dec-16	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	861,000	73.5%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	85.4%	27.0%
			1,396,071	78.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Sep-16	Leased (2)	31-Dec-16	Leased (2)

1	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
2	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
3	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
4	TIMBERLAKE	Chesterfield, MO	234,496	100.0%	98.8%	100.0%	100.0%
	FEDERAL WAY (3)	Federal Way, WA	—	61.6%	61.6%	(3)	(3)
5	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
6	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	98.7%	100.0%	100.0%
7	PARK TEN	Houston, TX	157,460	65.4%	65.4%	65.4%	65.4%
8	ADDISON	Addison, TX	288,667	94.0%	97.2%	97.0%	95.0%
9	COLLINS CROSSING	Richardson, TX	300,887	100.0%	100.0%	100.0%	100.0%
10	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
11	RIVER CROSSING	Indianapolis, IN	205,059	96.6%	93.4%	96.6%	96.6%
12	LIBERTY PLAZA	Addison, TX	218,934	81.5%	81.8%	81.3%	80.9%
13	INNSBROOK	Glen Allen, VA	298,456	100.0%	100.0%	100.0%	100.0%
14	380 INTERLOCKEN	Broomfield, CO	240,185	93.2%	93.2%	82.7%	85.3%
15	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
16	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
17	ONE OVERTON PARK	Atlanta, GA	387,267	94.0%	92.6%	80.7%	87.2%
18	390 INTERLOCKEN	Broomfield, CO	241,751	95.2%	95.2%	96.1%	95.8%
19	EAST BALTIMORE	Baltimore, MD	325,445	76.5%	81.3%	76.5%	76.5%
20	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
21	LOUDOUN TECH	Dulles, VA	136,658	92.0%	92.0%	92.0%	92.0%
22	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
23	121 SOUTH EIGHTH ST	Minneapolis, MN	305,990	56.0%	56.4%	61.1%	57.7%
24	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
25	LEGACY TENNYSON CTR	Plano, TX	202,600	65.6%	77.1%	65.6%	65.6%
26	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
27	909 DAVIS	Evanston, IL	195,080	80.5%	80.5%	86.1%	86.1%
28	ONE RAVINIA DRIVE	Atlanta, GA	386,603	91.8%	92.6%	90.9%	91.2%
29	TWO RAVINIA	Atlanta, GA	442,130	78.1%	78.1%	79.0%	78.7%
30	WESTCHASE I & II	Houston, TX	629,025	84.0%	84.1%	83.4%	83.4%
31	1999 BROADWAY	Denver, CO	676,379	81.5%	81.3%	74.8%	74.3%
32	999 PEACHTREE	Atlanta, GA	621,946	95.7%	95.7%	97.5%	97.5%
33	1001 17th STREET	Denver, CO	655,413	89.0%	88.1%	89.9%	89.3%
34	PLAZA SEVEN	Minneapolis, MN	326,413	95.6%	95.6%	95.6%	95.6%
35	PERSHING PLAZA	Atlanta, GA	160,145	97.4%	97.4%	97.4%	97.4%
36	600 17th STREET (4)	Denver, CO	596,595	(4)	(4)	92.7%	92.7%
	TOTAL WEIGHTED AVERAGE		10,163,615	89.5%	89.8%	89.3%	89.0%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3)	Property was sold on December 16, 2016.
(4)	Property was acquired December 1, 2016. Averages are for the period held in the fourth quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of December 31, 2016

			% of
	Tenant	Sq Ft	Portfolio
1	Quintiles IMS Healthcare Incorporated	259,531	2.9%
2	US Government	255,610	2.8%
3	CITGO Petroleum Corporation	248,399	2.7%
4	Newfield Exploration Company	234,495	2.6%
5	Sutherland Asbill & Brennan LLP	222,422	2.5%
6	Burger King Corporation	212,619	2.3%
7	Centene Management Company, LLC	206,262	2.3%
8	Citicorp Credit Services, Inc.	176,848	1.9%
9	EOG Resources, Inc.	174,215	1.9%
10	SunTrust Bank	159,671	1.8%
11	T-Mobile South, LLC dba T-Mobile	151,792	1.7%
12	Petrobras America, Inc.	144,813	1.6%
13	Murphy Exploration & Production Company	144,677	1.6%
14	Jones Day	140,342	1.5%
15	Argo Data Resource Corporation	140,246	1.5%
16	Vail Corp d/b/a Vail Resorts	125,588	1.4%
17	Federal National Mortgage Association	123,144	1.4%
18	Kaiser Foundation Health Plan	120,979	1.3%
19	Giesecke & Devrient America	112,110	1.2%
20	Houghton Mifflin Harcourt Publishing Company	111,550	1.2%
	Total	3,465,313	38.2%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net Income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2016	2015	2016	2015

Net income	$1,729	$15,412	$8,378	$35,014
Gain (loss) on sale of properties and property held for sale, less applicable income tax	1,772	(12,251)	2,938	(23,662)
GAAP loss from non-consolidated REITs	263	807	831	1,451
FFO from non-consolidated REITs	714	601	3,041	2,732
Depreciation & amortization	24,565	22,507	92,556	91,201
NAREIT FFO	29,043	27,076	107,744	106,736
Hedge ineffectiveness	(2,266)	—	(1,878)	—
Acquisition costs of new properties	130	—	479	154
Funds From Operations (FFO)	$26,907	$27,076	$106,345	$106,890

Funds From Operations (FFO)	$26,907	$27,076	$106,345	$106,890
Reverse FFO from non-consolidated REITs	(714)	(601)	(3,041)	(2,732)
Distributions from non-consolidated REITs	332	26	1,023	107
Amortization of deferred financing costs	535	518	2,191	2,068
Straight-line rent	117	(875)	(1,977)	(2,448)
Tenant improvements	(7,885)	(3,788)	(14,468)	(11,938)
Leasing commissions	(3,783)	(3,952)	(12,609)	(7,811)
Non-investment capex	(1,842)	(1,162)	(5,543)	(4,306)
Adjusted Funds From Operations (AFFO)	$13,667	$17,242	$71,921	$79,830

Per Share Data
EPS	$0.02	$0.15	$0.08	$0.35
FFO	$0.25	$0.27	$1.03	$1.07
AFFO	$0.13	$0.17	$0.70	$0.80

Weighted average shares (basic and diluted)	107,231	100,187	102,843	100,187

During the three months ended June 30, 2016 we changed the definition of FFO to exclude hedge ineffectiveness, which does not affect any prior period.  Our interest rate swaps effectively fix interest rates on our term loans; however, there is no floor on the variable interest rate of the swaps whereas the current term loans are subject to a zero percent floor. As a result there is a mismatch and the ineffective portion of the derivatives’ changes in fair value are recognized directly into earnings each quarter as hedge ineffectiveness. We believe that FFO excluding hedge ineffectiveness is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus deferred financing costs and (5) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.